SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                November 13, 2007
                                -----------------
                Date of Report (Date of earliest event reported)


                                SOYO GROUP, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


          Nevada                        333-42036               95-4502724
          ------                        ---------               ----------

(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)


                            1420 South Vintage Avenue
                         Ontario, California 91761-3646
                         ------------------------------
          (Address of principal executive offices, including zip code)


                                 (909) 292-2500
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act


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Item 8.01 Other Events
          ------------

     In a letter to shareholders dated September 10, 2007, Mr. Ming Chok, Chief Executive Officer of SOYO Inc., stated "Currently, we are negotiating to raise $5 million cash which will be used as a bank deposit to further increase our borrowing capabilities."

Over the past 60 days, the Company has met with several potential financing sources. The Company has been unable to come to terms with any third party funding sources that would not be dilutive in nature to the current shareholders. Shareholder value is of the utmost importance to Soyo Group Inc. and therefore as a result, The Company has suspended any current efforts to raise additional capital at this time. The Company further wishes to inform shareholders that previously issued projections for the 4th quarter will not be effected. As previously stated, the Company believes it will reach $98 million in 2007 revenues.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            SOYO GROUP, INC.
                                            ----------------
                                              Registrant)




Date:  November 13, 2007                    By:    /s/ MING CHOK
     -------------------                       ---------------------------
                                                   Ming Chok, CEO